Exhibit 99.1

Investor	Mike McGuire	Media	Carolyn Castel
Contact:	Senior Vice President	Contact:	Vice President
	Investor Relations		Corporate Communications
	(401) 770-4050		(401) 770-5717

FOR IMMEDIATE RELEASE

CVS HEALTH REPORTS FIRST QUARTER RESULTS AND

CONFIRMS 2018 FULL YEAR OUTLOOK

First Quarter Year-over-Year Highlights:

•	Net revenues increased 2.6% to $45.7 billion
•	Retail/LTC same store prescription volume growth of 8.5%
•	GAAP diluted EPS from continuing operations of $0.98
•	Adjusted EPS of $1.48, which reflects an additional adjustment for net interest expense from the proposed Aetna acquisition

2018 Full Year Guidance:

•	GAAP operating profit growth of down 0.25% to up 2.75%
•	Adjusted operating profit growth of down 1.5% to up 1.5%
•	GAAP diluted EPS from continuing operations of $5.11 to $5.32
•	Adjusted EPS of $6.87 to $7.08, which reflects an additional adjustment for net interest expense from the proposed Aetna acquisition

WOONSOCKET, RHODE ISLAND, May 2, 2018 - CVS Health Corporation (NYSE: CVS) today announced operating results for the three months ended March 31, 2018.

President and Chief Executive Officer Larry Merlo stated, “We generated solid results in the quarter, benefiting from higher prescription volumes within our retail pharmacy business and a lower effective income tax rate. At the same time, we continue to focus on long-term growth initiatives and to invest in process improvements and technology enhancements that will position us well to expand our reach in providing access to high-quality and more affordable care.

“We continue to innovate in the health care market. Recently, we introduced “Real-time Benefits,” a process to share plan design in real-time at the point of prescribing with the physician. During the first quarter, we also launched an initiative, “Rx Savings Finder,” to combat rising drug prices. This initiative provides improved visibility into drug costs at the pharmacy counter. These initiatives have benefitted consumers by improving transparency and lowering costs.

Mr. Merlo added, “Looking forward, the Aetna transaction will provide us the means to further lower health care costs for consumers and payors. In March, the transaction was approved by shareholders of both companies. We are moving forward on both the regulatory and integration planning fronts in support of a close in the second half of this year and a smooth, efficient integration of operations.”

Revenues

Net revenues for the three months ended March 31, 2018, increased 2.6%, or $1.2 billion, to approximately $45.7 billion, up from $44.5 billion in the three months ended March 31, 2017.

Revenues in the Pharmacy Services Segment increased 3.2% to approximately $32.2 billion in the three months ended March 31, 2018.  This increase was primarily driven by growth in pharmacy network and specialty claim volume as well as brand inflation, partially offset by continued price compression and increased generic dispensing. Pharmacy network claims processed during the three months ended  March 31, 2018, increased 6.0%, on a 30-day equivalent basis, to 399.5 million, compared to 376.8 million in the prior year period.  The increase in pharmacy network claim volume was primarily due to an increase in net new business. On a 30-day equivalent basis, mail choice claims processed during the three months ended March 31, 2018, increased 8.9% to 69.3 million, compared to 63.7 million in the prior year. The increase in mail choice claim volume was driven by continued adoption of our Maintenance Choice® offerings.

Revenues in the Retail/LTC Segment increased 5.6% to approximately $20.4  billion in the three months ended March 31, 2018. The increase was primarily due to an increase in same store prescription volume  of  8.5%, on a 30-day equivalent basis, due to continued adoption of our Patient Care Programs, partnerships with PBM’s and health plans, and our inclusion in a number of additional Medicare Part D networks this year, as well as brand inflation. This increase was partially offset by continued reimbursement pressure and the impact of recent generic introductions.

Same store sales increased 5.8% and pharmacy same store sales increased 7.3% in the three months ended March 31, 2018.  The increase in pharmacy same store sales was principally driven by the increase in pharmacy same store prescription volumes described above, partially offset by a negative impact of approximately 280 basis points due to recent generic introductions.

Front store same store sales increased  1.6% in the three months ended March 31, 2018, compared to the prior year. The increase in front store same store sales was driven by a favorable impact of approximately 90 basis points as a result of the shift of sales associated with the Easter holiday to the first quarter of 2018 from the second quarter of 2017.  The impact of seasonal cough and cold accounted for approximately 70 basis points of additional favorability as compared to the same quarter in the prior year. This favorability was partially offset by softer customer traffic.

For the three months ended March 31, 2018, the generic dispensing rate increased approximately 65 basis points to 87.6% in our Pharmacy Services Segment and increased approximately 60 basis points to 88.1% in our Retail/LTC Segment, compared to the same quarter in the prior year.

Operating Profit

Consolidated operating profit for the three months ended March 31, 2018, increased $153 million, or 8.5%, to $1.9 billion.  The improvements in operating profit were driven by a $199 million decrease in store rationalization costs as compared to the same quarter in the prior year, offset by an $86 million loss on the divestiture of our RxCrossroads subsidiary, and a $28 million increase in acquisition-related transaction and integration costs. The resulting increase in consolidated operating profit was principally driven by improvement in gross profit dollars in the Retail/LTC Segment, largely driven by improvements in pharmacy gross profit dollars.  These improvements were partially offset by increases in operating expenses associated with growth in the business.

Net Income and Earnings Per Share

Net income for the three months ended March 31, 2018, increased $45 million or 4.7%, to $998 million. The increase is primarily due to the $153 million increase in operating profit discussed above, less a $221 million increase in interest expense primarily due to the net interest expense on the financing associated with the proposed acquisition of Aetna Inc. (“Aetna”).  The resulting decline in pre-tax income of $64 million was more than offset by a $100 million decrease in the income tax provision compared to the prior period. The effective income tax rate in 2018 was lower than in 2017 primarily due to the enactment of the Tax Cuts and Jobs Act,  which lowered the federal corporate income tax rate from 35% to 21%. This was partially offset by the impact of the disposition of the Company’s RxCrossroads subsidiary.

GAAP earnings per diluted share from continuing operations (“GAAP diluted EPS”) for the three months ended March 31, 2018, was $0.98, compared to $0.92 in the first quarter of the prior year. Adjusted earnings per share (“Adjusted EPS”) for the three months ended March 31, 2018 and 2017, was $1.48 and $1.17, respectively. Adjusted EPS reflects an additional adjustment for net interest expense from the proposed Aetna acquisition.  Further detail is shown in the Adjusted EPS reconciliation later in this release.

Guidance

The Company expects full year GAAP operating profit growth of down 0.25% to up 2.75% and confirmed its previous adjusted consolidated operating profit growth guidance for the full year of down 1.5% to up 1.5%. The Company also expects to deliver GAAP diluted EPS of $5.11 to $5.32 and Adjusted EPS of $6.87 to $7.08 for the full year 2018.

The Company also provided guidance for the second quarter of 2018. The Company expects GAAP operating profit growth of 5.25% to 8.5% and adjusted consolidated operating profit growth of flat to up 3.25%.  Additionally, the Company expects to deliver GAAP diluted EPS of $1.21 to $1.26 and Adjusted EPS of $1.59 to $1.64.

Non-GAAP Financial Information

Adjusted EPS, Free Cash Flow and Adjusted Operating Profit are non-GAAP financial measures.  Reconciliations of each of these non-GAAP financial measures to the most directly comparable GAAP financial measure are presented in the tables at the end of this press release.

Aetna Transaction Progress

The previously announced acquisition of Aetna by CVS Health was approved by shareholders of both companies on March 13, 2018. The regulatory approval process is proceeding within a timeframe consistent with expectations. The companies received a second request for information from the U.S. Department of Justice on February 1, 2018 and are working cooperatively and productively with the Justice Department on the approval process. All of the required Form A filings were submitted to 28 state Departments of Insurance in January. In addition, states that require hearings are starting to schedule and hold those hearings. We are making good progress in the states and have also begun to receive approvals from states. The transaction is still expected to close during the second half of 2018.

To assure a smooth and successful integration, the companies are working together closely under an Integration Management Office (“IMO”) led by senior executives of both companies. A steering committee comprised of the executive leadership from both CVS Health and Aetna has also been established to oversee the work of the IMO and provide guidance and strategic direction to integration leaders, while also participating in the decision-making processes.

Teleconference and Webcast

The Company will be holding a conference call today for the investment community at 8:30 am (EDT) to discuss its quarterly results. An audio webcast of the call will be broadcast simultaneously for all interested parties through the Investor Relations section of the CVS Health website at http://investors.cvshealth.com. This webcast will be archived and available on the website for a one-year period following the conference call.

About the Company

CVS Health is a pharmacy innovation company helping people on their path to better health. Through its more than 9,800 retail locations, more than 1,100 walk-in medical clinics, a leading pharmacy benefits manager with approximately 94  million plan members, a dedicated senior pharmacy care business serving more than one million patients per year, expanding specialty pharmacy services, and a leading stand-alone Medicare Part D prescription drug plan, the Company enables people, businesses and communities to manage health in more affordable and effective ways. This unique integrated model increases access to quality care, delivers better health outcomes and lowers overall health care costs. Find more information about how CVS Health is shaping the future of health at https://www.cvshealth.com.

No Offer or Solicitation

This communication is for informational purposes only and not intended to and does not constitute an offer to subscribe for, buy or sell, the solicitation of an offer to subscribe for, buy or sell or an invitation to subscribe for, buy or sell any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Additional Information and Where to Find It

In connection with the proposed transaction between CVS Health Corporation (“CVS Health”) and Aetna Inc. (“Aetna”), filed a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”), which includes a joint proxy statement of CVS Health and Aetna that also constitutes a prospectus of CVS Health. The registration statement was declared effective by the SEC on February 9, 2018, and CVS Health and Aetna commenced mailing the definitive joint proxy statement/prospectus to stockholders of CVS Health and shareholders of Aetna on or about February 12, 2018, and the special meeting of the stockholders of CVS Health and the shareholders of Aetna was held on March 13, 2018. INVESTORS AND SECURITY HOLDERS OF CVS HEALTH AND AETNA ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain free copies of the registration statement and the definitive joint proxy statement/prospectus and other documents filed with the SEC by CVS Health or Aetna through the website maintained by the SEC at http://www.sec.gov.  Copies of the documents filed with the SEC by CVS Health are available free of charge within the Investors section of CVS Health’s Web site at http://www.cvshealth.com/investors or by contacting CVS Health’s Investor Relations Department at 800-201-0938.  Copies of the documents filed with the SEC by Aetna are available free of charge on Aetna’s internet website at http://www.Aetna.com or by contacting Aetna’s Investor Relations Department at 860-273-0896.

Cautionary Statement Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 (the “Reform Act”) provides a safe harbor for forward-looking statements made by or on behalf of CVS Health or Aetna.  This communication may contain forward-looking statements within the meaning of the Reform Act.  You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “evaluate,” “expect,” “explore,” “forecast,” “guidance,” “intend,” “likely,” “may,” “might,” “outlook,” “plan,” “potential,” “predict,” “probable,” “project,” “seek,” “should,” “view,” or “will,” or the negative thereof or other variations thereon or comparable terminology.  These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond CVS Health’s and Aetna’s control.

Statements in this communication regarding CVS Health and Aetna that are forward-looking, including CVS Health’s and Aetna’s projections as to the closing date for the pending acquisition of Aetna (the “transaction”), the extent of, and the time necessary to obtain, the regulatory approvals required for the transaction, the anticipated benefits of the transaction, the impact of the transaction on CVS Health’s and Aetna’s businesses, the expected terms and scope of the expected financing for the transaction, the ownership percentages of CVS Health’s common stock of CVS Health stockholders and Aetna shareholders at closing, the aggregate amount of indebtedness of CVS Health following the closing of the transaction, CVS Health’s expectations regarding debt repayment and its debt to capital ratio following the closing of the transaction, CVS Health’s and Aetna’s respective share repurchase programs and ability and intent to declare future dividend payments, the number of prescriptions used by people served by the combined companies’ pharmacy benefit business, the synergies from the transaction, and CVS Health’s, Aetna’s and/or the combined company’s future operating results, are based on CVS Health’s and Aetna’s managements’ estimates, assumptions and projections, and are subject to significant uncertainties and other factors, many of which are beyond their control.  In particular, projected financial information for the combined businesses of CVS Health and Aetna is based on estimates, assumptions and projections and has not been prepared in conformance with the applicable accounting requirements of Regulation S-X relating to pro forma financial information, and the required pro forma adjustments have not been applied and are not reflected therein.  None of this information should be considered in isolation from, or as a substitute for, the historical financial statements of CVS Health and Aetna.  Important risk factors related to the transaction could cause actual future results and other future events to differ materially from those currently estimated by management, including, but not limited to:  the timing to consummate the proposed transaction; the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained or is obtained subject to conditions that are not anticipated; the risk that a condition to the closing of the proposed transaction may not be satisfied; the outcome of litigation related to the transaction; the ability to achieve the synergies and value creation contemplated; CVS Health’s ability to promptly and effectively integrate Aetna’s businesses; and the diversion of and attention of management of both CVS Health and Aetna on transaction-related issues.

In addition, this communication may contain forward-looking statements regarding CVS Health’s or Aetna’s respective businesses, financial condition and results of operations.  These forward-looking statements also involve risks, uncertainties and assumptions, some of which may not be presently known to CVS Health or Aetna or that they currently believe to be immaterial also may cause CVS Health’s or Aetna’s actual results to differ materially from those expressed in the forward-looking statements, adversely impact their respective businesses, CVS Health’s ability to complete the transaction and/or CVS Health’s ability to realize the expected benefits from the transaction.  Should any risks and uncertainties develop into actual events, these developments could have a material adverse effect on the transaction and/or CVS Health or Aetna, CVS Health’s ability to successfully complete the transaction and/or realize the expected benefits from the transaction.  Additional information concerning these risks, uncertainties and assumptions can be found in CVS Health’s and Aetna’s respective filings with the SEC, including the risk factors discussed in “Item 1.A. Risk Factors” in CVS Health’s and Aetna’s most recent Annual Reports on Form 10-K, as updated by their Quarterly Reports on Form 10-Q and future filings with the SEC.

You are cautioned not to place undue reliance on CVS Health’s and Aetna’s forward-looking statements.  These forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements.  Neither CVS Health nor Aetna assumes any duty to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, as of any future date.

— Tables Follow —

CVS HEALTH CORPORATION

Condensed Consolidated Statements of Income

(Unaudited)

	Three Months Ended
	March 31,
In millions, except per share amounts	2018	2017 (1)

Net revenues	$45,693	$44,514
Cost of revenues	38,834	37,943
Gross profit	6,859	6,571
Operating expenses	4,913	4,778
Operating profit	1,946	1,793
Interest expense, net	473	252
Other expense	3	7
Income before income tax provision	1,470	1,534
Income tax provision	472	572
Income from continuing operations	998	962
Loss from discontinued operations, net of tax	—	(9)
Net income	998	953
Net income attributable to noncontrolling interest	—	(1)
Net income attributable to CVS Health	$998	$952

Basic earnings per share:
Income from continuing operations attributable to CVS Health	$0.98	$0.93
Loss from discontinued operations attributable to CVS Health	$—	$(0.01)
Net income attributable to CVS Health	$0.98	$0.92
Weighted average shares outstanding	1,016	1,030
Diluted earnings per share:
Income from continuing operations attributable to CVS Health	$0.98	$0.92
Loss from discontinued operations attributable to CVS Health	$—	$(0.01)
Net income attributable to CVS Health	$0.98	$0.92
Weighted average shares outstanding	1,019	1,035
Dividends declared per share	$0.50	$0.50

(1)

The condensed consolidated statement of income for the three months ended March 31, 2017 has been retrospectively adjusted to reflect a change to the Company’s cost allocation methodology effective January 1, 2018. See supplemental information later in this press release for further discussion.

CVS HEALTH CORPORATION

Condensed Consolidated Balance Sheets

(Unaudited)

	March 31,	December 31,
In millions, except per share amounts	2018	2017

Assets:
Cash and cash equivalents	$42,023	$1,696
Short-term investments	119	111
Accounts receivable, net	13,964	13,181
Inventories	14,824	15,296
Other current assets	868	945
Total current assets	71,798	31,229
Property and equipment, net	10,144	10,292
Goodwill	38,115	38,451
Intangible assets, net	13,388	13,630
Other assets	1,694	1,529
Total assets	$135,139	$95,131

Liabilities:
Accounts payable	$7,741	$8,863
Claims and discounts payable	11,241	10,355
Accrued expenses	7,724	6,609
Short-term debt	—	1,276
Current portion of long-term debt	3,542	3,545
Total current liabilities	30,248	30,648
Long-term debt	61,552	22,181
Deferred income taxes	3,058	2,996
Other long-term liabilities	1,604	1,611
Total liabilities	96,462	57,436

Shareholders’ equity:
CVS Health shareholders’ equity:
Preferred stock, par value $0.01: 0.1 shares authorized; none issued or outstanding	—	—
Common stock, par value $0.01: 3,200 shares authorized; 1,714 shares issued and 1,016 shares outstanding at March 31, 2018 and 1,712 shares issued and 1,014 shares outstanding at December 31, 2017	17	17
Capital surplus	32,191	32,079
Treasury stock, at cost: 697 shares at March 31, 2018 and December 31, 2017	(37,716)	(37,765)
Shares held in trust: 1 share at March 31, 2018 and December 31, 2017	(31)	(31)
Retained earnings	44,040	43,556
Accumulated other comprehensive income (loss)	172	(165)
Total CVS Health shareholders’ equity	38,673	37,691
Noncontrolling interest	4	4
Total shareholders’ equity	38,677	37,695
Total liabilities and shareholders’ equity	$135,139	$95,131

CVS HEALTH CORPORATION

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended
	March 31,
In millions	2018	2017 (1)
Cash flows from operating activities:
Cash receipts from customers	$43,369	$43,913
Cash paid for inventory and prescriptions dispensed by retail network pharmacies	(36,195)	(36,178)
Cash paid to other suppliers and employees	(4,271)	(3,823)
Interest received	50	6
Interest paid	(545)	(328)
Income taxes paid	(53)	(57)
Net cash provided by operating activities	2,355	3,533

Cash flows from investing activities:
Purchases of property and equipment	(482)	(457)
Proceeds from sale of property and equipment and other assets	2	5
Acquisitions (net of cash acquired) and other investments	(368)	(93)
Purchase of available-for-sale investments	(18)	—
Maturity of available-for-sale investments	10	8
Proceeds from sale of subsidiary	725	—
Net cash used in investing activities	(131)	(537)

Cash flows from financing activities:
Decrease in short-term debt	(1,276)	(106)
Proceeds from issuance of long-term debt	39,376	—
Repayments of long-term debt	(1)	—
Derivative settlements	446	—
Repurchase of common stock	—	(3,621)
Dividends paid	(508)	(516)
Proceeds from exercise of stock options	107	121
Payments for taxes related to net share settlement of equity awards	(4)	(11)
Net cash provided by (used in) financing activities	38,140	(4,133)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	—	—
Net increase (decrease) in cash, cash equivalents and restricted cash	40,364	(1,137)
Cash, cash equivalents and restricted cash at the beginning of the period	1,900	3,520
Cash, cash equivalents and restricted cash at the end of the period	$42,264	$2,383

Reconciliation of net income to net cash provided by operating activities:
Net income	$998	$953
Adjustments required to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	644	619
Stock-based compensation	55	55
Deferred income taxes and other noncash items	62	14
Change in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable, net	(857)	48
Inventories	464	456
Other current assets	56	(74)
Other assets	(113)	(1)
Accounts payable and claims and discounts payable	(178)	(539)
Accrued expenses	1,231	1,848
Other long-term liabilities	(7)	154
Net cash provided by operating activities	$2,355	$3,533

(1)

Effective January 1, 2018, the Company adopted ASU 2016-18,  Statement of Cash Flows, which requires entities to show the changes in the total of cash, cash equivalents, and restricted cash in the statement of cash flows. The adoption of this standard resulted in a retrospective reclassification of a  $17 million restricted cash outflow, which was previously reported in “acquisitions (net of cash acquired) and other investments” within cash flows from investing activities on the Company’s condensed consolidated statement of cash flows to “net decrease in cash, cash equivalents and restricted cash.”

Non-GAAP Financial Measures

The following provides reconciliations of certain non-GAAP financial measures presented in this Form 8-K to the most directly comparable financial measures calculated and presented in accordance with GAAP. The Company is also providing reconciliations of certain non-GAAP information on a prospective basis. The Company uses the non-GAAP measures “Adjusted EPS,” “Free Cash Flow” and “Adjusted Operating Profit” to assess and analyze underlying business performance and trends. Management believes that providing these non-GAAP measures enhances investors’ understanding of the Company’s performance.

The Company defines Adjusted Operating Profit as operating profit excluding the impact of certain adjustments such as acquisition-related transaction and integration costs, net interest expense on financing associated with proposed acquisitions, gains and losses on divestitures of subsidiaries, and charges in connection with store rationalization, and any other items specifically identified herein. Management believes that this measure enhances investors’ ability to compare past financial performance with its current and expected performance.

The Company defines Adjusted Earnings per Share, or Adjusted EPS, as income from continuing operations excluding the impact of certain adjustments such as the amortization of intangible assets, acquisition-related transaction and integration costs, net interest expense on financing associated with proposed acquisitions, gains and losses on divestitures of subsidiaries, and charges in connection with store rationalization, and any other items specifically identified herein, divided by the Company’s weighted average diluted shares outstanding. Management believes that this measure enhances investors’ ability to compare the Company’s past financial performance with its current performance.

The Company defines Free Cash Flow as net cash provided by operating activities less net additions to property and equipment (i.e., additions to property and equipment plus proceeds from sale-leaseback transactions). Management uses this non-GAAP financial measure for internal comparisons and finds it useful in assessing year-over-year cash flow performance.

These non-GAAP financial measures are provided as supplemental information to the financial measures presented in this press release that are calculated and presented in accordance with GAAP. Adjusted EPS should be considered in addition to, rather than as a substitute for, income before income tax provision as a measure of our performance. Free Cash Flow should be considered in addition to, rather than as a substitute for, net cash provided by operating activities as a measure of our liquidity. Adjusted Operating Profit should be considered in addition to, rather than a substitute for, operating profit. The Company’s definitions of Adjusted EPS, Free Cash Flow and Adjusted Operating Profit may not be comparable to similarly titled measurements reported by other companies.

Adjusted Operating Profit

(Unaudited)

The following is a reconciliation of operating profit to Adjusted Operating Profit:

	Three Months Ended
	March 31,
In millions	2018	2017

Operating profit	$1,946	$1,793
Non-GAAP adjustments:
Acquisition-related transaction and integration costs (1)	43	15
Loss on divestiture of subsidiary (2)	86	—
Charges in connection with store rationalization (3)	—	199
Adjusted operating profit	$2,075	$2,007

(1)	In 2018, transaction and integration costs relate to the proposed acquisition of Aetna and the acquisition of Omnicare. In 2017, integration costs relate to the acquisition of Omnicare.
(2)	Represents the pre-tax loss on the sale of RxCrossroads subsidiary for $725 million on January 2, 2018.
(3)	Primarily represents a charge for noncancelable lease obligations associated with stores closed in connection with our enterprise streamlining initiative.

Adjusted Earnings Per Share

(Unaudited)

The following is a reconciliation of income before income tax provision to Adjusted EPS:

	Three Months Ended
	March 31,
In millions, except per share amounts	2018	2017

Income before income tax provision	$1,470	$1,534
Non-GAAP adjustments:
Amortization of intangible assets	210	200
Acquisition-related transaction and integration costs (1)	43	15
Loss on divestiture of subsidiary (2)	86	—
Net interest expense on financing associated with proposed Aetna acquisition (3)	231	—
Charges in connection with store rationalization (4)	—	199
Adjusted income before income tax provision	2,040	1,948
Adjusted income tax provision	533	734
Adjusted income from continuing operations	1,507	1,214
Net income attributable to noncontrolling interest	—	(1)
Adjusted income allocable to participating securities	(3)	(5)
Adjusted income from continuing operations attributable to CVS Health	$1,504	$1,208

Weighted average diluted shares outstanding	1,019	1,035
Adjusted EPS	$1.48	$1.17

(1)	In 2018, transaction and integration costs relate to the proposed acquisition of Aetna and the acquisition of Omnicare. In 2017, integration costs relate to the acquisition of Omnicare.
(2)	Represents the pre-tax loss on the sale of RxCrossroads subsidiary for $725 million on January 2, 2018.
(3)

Includes $161 million of bridge financing costs, plus $112 million of interest expense on the $40 billion of senior notes issued on March 9, 2018 and the $5 billion term loan facility, less related interest income of $42 million earned on the proceeds of the senior notes.

(4)	Primarily represents a charge for noncancelable lease obligations associated with stores closed in connection with our enterprise streamlining initiative.

Free Cash Flow

(Unaudited)

The following is a reconciliation of net cash provided by operating activities to Free Cash Flow:

	Three Months Ended
	March 31,
In millions	2018	2017

Net cash provided by operating activities	$2,355	$3,533
Subtract: Additions to property and equipment	(482)	(457)
Free cash flow	$1,873	$3,076

Supplemental Information

(Unaudited)

The Company evaluates its Pharmacy Services and Retail/LTC segment performance based on net revenues, gross profit and operating profit before the effect of nonrecurring charges and gains and certain intersegment activities. The Company evaluates the performance of its Corporate Segment based on operating expenses before the effect of nonrecurring charges and gains and certain intersegment activities.

In conjunction with the Company’s implementation of a new enterprise resource planning system in the first quarter of 2018, the Company changed the manner in which certain shared functional costs are allocated to its reportable segments. Segment financial information for the three months ended March 31, 2017, has been retrospectively adjusted to reflect this change to the cost allocation methodology as shown below:

	Pharmacy
	Services	Retail/LTC	Corporate	Intersegment	Consolidated
In millions	Segment	Segment	Segment	Eliminations	Totals
Cost of revenues, as previously reported	$30,127	$13,665		$(5,858)	$37,934
Adjustments	14	(5)		-	9
Cost of revenues, as adjusted	$30,141	$13,660		$(5,858)	$37,943

Gross profit, as previously reported	$1,096	$5,676		$(192)	$6,580
Adjustments	(14)	5		-	(9)
Gross profit, as adjusted	$1,082	$5,681		$(192)	$6,571

Operating expenses, as previously reported	$312	$4,265	$226	$(16)	$4,787
Adjustments	13	(17)	(5)	-	(9)
Operating expenses, as adjusted	$325	$4,248	$221	$(16)	$4,778

Operating profit (loss), as previously reported	$784	$1,411	$(226)	$(176)	$1,793
Adjustments	(27)	22	5	-	-
Operating profit (loss), as adjusted	$757	$1,433	$(221)	$(176)	$1,793

The following is a reconciliation of the Company’s segments to the accompanying condensed consolidated financial statements:

	Pharmacy
	Services	Retail/LTC	Corporate	Intersegment	Consolidated
In millions	Segment(1)	Segment	Segment	Eliminations(2)	Totals
Three Months Ended
March 31, 2018:
Net revenues	$32,218	$20,432	$—	$(6,957)	$45,693
Gross profit	1,138	5,916	—	(195)	6,859
Operating profit (loss) (3)(4)	761	1,624	(264)	(175)	1,946
March 31, 2017:
Net revenues	31,223	19,341	—	(6,050)	44,514
Gross profit	1,082	5,681	—	(192)	6,571
Operating profit (loss) (5)	757	1,433	(221)	(176)	1,793

(1)	Net revenues of the Pharmacy Services Segment include approximately $3.3 billion and $3.1 billion of retail co‑payments for the three months ended March 31, 2018 and 2017, respectively.
(2)

Intersegment eliminations relate to intersegment revenue generating activities that occur between the Pharmacy Services Segment and the Retail/LTC Segment. These occur in the following ways: when members of Pharmacy Services Segment clients (“members”) fill prescriptions at the Company’s retail pharmacies to purchase covered products, when members enrolled in programs such as Maintenance Choice® elect to pick up maintenance prescriptions at one of the Company’s retail pharmacies instead of receiving them through the mail, or when members have prescriptions filled at the Company’s long-term care pharmacies. When these occur, both the Pharmacy Services and Retail/LTC segments record the revenues, gross profit and operating profit on a standalone basis.

(3)

The Retail/LTC Segment operating profit for the three months ended March 31, 2018 includes an $86 million loss on the divestiture of the RxCrossroads subsidiary and $3 million of acquisition-related integration costs related to the acquisition of Omnicare.

(4)	The Corporate Segment operating loss for the three months ended March 31, 2018 includes $40 million in acquisition-related transaction and integration costs related to the proposed Aetna acquisition.
(5)

The Retail/LTC Segment operating profit for the three months ended March 31, 2017 includes a $199 million charge associated with store closures and $15 million of acquisition-related integration costs related to the acquisition of Omnicare.

Supplemental Information

(Unaudited)

Pharmacy Services Segment

The following table summarizes the Pharmacy Services Segment’s performance for the respective periods:

	Three Months Ended
	March 31,
In millions	2018	2017
Net revenues	$32,218	$31,223
Gross profit	1,138	1,082
Gross profit % of net revenues	3.5%	3.5%
Operating expenses	377	325
Operating expenses % of net revenues	1.2%	1.0%
Operating profit	761	757
Operating profit % of net revenues	2.4%	2.4%
Net revenues:
Mail choice (1)	$11,208	$10,848
Pharmacy network (2)(4)	19,554	18,987
Other (4)	1,456	1,388
Pharmacy claims processed (90 Day = 3 prescriptions) (3):
Total	468.8	440.5
Mail choice (1)	69.3	63.7
Pharmacy network (2)	399.5	376.8
Generic dispensing rate (3):
Total	87.6%	87.0%
Mail choice (1)	83.9%	82.8%
Pharmacy network (2)	88.3%	87.7%
Mail choice penetration rate (3)	14.8%	14.5%

(1)

Mail choice is defined as claims filled at a Pharmacy Services mail facility, which includes specialty mail claims inclusive of Specialty Connect®  claims picked up at retail, as well as prescriptions filled at our retail pharmacies under the Maintenance Choice® program.

(2)

Pharmacy network net revenues, claims processed and generic dispensing rates do not include Maintenance Choice activity, which is included within the mail choice category. Pharmacy network is defined as claims filled at retail and specialty retail pharmacies, including our retail pharmacies and long-term care pharmacies, but excluding Maintenance Choice activity.

(3)

Includes the adjustment to convert 90-day prescriptions to the equivalent of three 30-day prescriptions. This adjustment reflects the fact that these prescriptions include approximately three times the amount of product days supplied compared to a normal prescription.

(4)	Amounts revised for the three months ended March 31, 2017 to reflect the reclassification of Med D premium revenues from pharmacy network revenues to other revenues.

Supplemental Information

(Unaudited)

Retail/LTC Segment

The following table summarizes the Retail/LTC Segment’s performance for the respective periods:

	Three Months Ended
	March 31,
In millions	2018	2017
Net revenues	$20,432	$19,341
Gross profit	5,916	5,681
Gross profit % of net revenues	29.0%	29.4%
Operating expenses (1)(2)	4,292	4,248
Operating expenses % of net revenues	21.0%	22.0%
Operating profit	1,624	1,433
Operating profit % of net revenues	8.0%	7.4%
Net revenues:
Pharmacy	$15,500	$14,436
Front Store	4,726	4,620
Other	206	285
Prescriptions filled (90 Day = 3 prescriptions) (3)	328.8	303.1
Net revenue increase (decrease):
Total	5.6%	(3.8)%
Pharmacy	7.4%	(3.8)%
Front Store	2.3%	(3.9)%
Total prescription volume (90 Day = 3 prescriptions) (3)	8.5%	(0.6)%
Same store sales increase (decrease) (4):
Total	5.8%	(4.7)%
Pharmacy	7.3%	(4.7)%
Front Store	1.6%	(4.9)%
Prescription volume (90 Day = 3 prescriptions) (3)	8.5%	(1.4)%
Generic dispensing rates (3)	88.1%	87.5%

(1)

Operating expenses for the three months ended March 31, 2018 include an $86 million loss on the divestiture of the RxCrossroads subsidiary and $3 million of acquisition-related integration costs related to the acquisition of Omnicare.

(2)

Operating expenses for the three months ended March 31, 2017 include a $199 million charge associated with store closures and $15 million of acquisition-related integration costs related to the acquisition of Omnicare.

(3)

Includes the adjustment to convert 90-day non-specialty prescriptions to the equivalent of three 30-day prescriptions. This adjustment reflects the fact that these prescriptions include approximately three times the amount of product days supplied compared to a normal prescription.

(4)

Same store sales and prescriptions exclude revenues from MinuteClinic, and revenue and prescriptions from stores in Brazil, LTC operations and, in 2017, from commercialization services provided through RxCrossroads.

Adjusted Operating Profit Guidance

(Unaudited)

The following reconciliation of estimated operating profit to estimated adjusted operating profit contains forward-looking information. All forward-looking information involves risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking information for a number of reasons as described in our Securities and Exchange Commission filings, including those set forth in the Risk Factors section and under the section entitled “Cautionary Statement Concerning Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q. See also previous discussion at “Non-GAAP Financial Measures” for more information on how we calculate Adjusted Operating Profit.

	Year Ending
In millions	December 31, 2018

Operating profit	$9,480	$9,780
Non-GAAP adjustments:
Acquisition-related transaction and integration costs	255	255
Loss on divestiture of subsidiary	86	86
Adjusted operating profit	$9,821	$10,121

	Three Months Ending
In millions	June 30, 2018

Operating profit	$2,230	$2,300
Non-GAAP adjustments:
Acquisition-related transaction and integration costs	40	40
Adjusted operating profit	$2,270	$2,340

Adjusted Earnings Per Share Guidance

(Unaudited)

The following reconciliation of estimated income before income tax provision to estimated adjusted earnings per share contains forward-looking information. All forward-looking information involves risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking information for a number of reasons as described in our Securities and Exchange Commission filings, including those set forth in the Risk Factors section and under the section entitled “Cautionary Statement Concerning Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q. See also previous discussion at “Non-GAAP Financial Measures” for more information on how we calculate Adjusted EPS.

	Year Ending
In millions, except per share amounts	December 31, 2018

Income before income tax provision	$7,324	$7,624
Non-GAAP adjustments:
Amortization of intangible assets	850	850
Acquisition-related transaction and integration costs	255	255
Loss on divestiture of subsidiary	86	86
Net interest expense on financing associated with proposed Aetna acquisition	1,115	1,115
Adjusted income before income tax provision	9,630	9,930
Adjusted income tax provision	2,600	2,680
Adjusted income from continuing operations	7,030	7,250
Net income attributable to noncontrolling interest	(1)	(1)
Adjusted income allocable to participating securities	(12)	(12)
Adjusted income from continuing operations attributable to CVS Health	$7,017	$7,237

Weighted average diluted shares outstanding	1,022	1,022
Adjusted earnings per share	$6.87	$7.08

	Three Months Ending
In millions, except per share amounts	June 30, 2018

Income before income tax provision	$1,697	$1,767
Non-GAAP adjustments:
Amortization of intangible assets	215	215
Acquisition-related transaction and integration costs	40	40
Net interest expense on financing associated with proposed Aetna acquisition	268	268
Adjusted income before income tax provision	2,220	2,290
Adjusted income tax provision	600	620
Adjusted income from continuing operations	1,620	1,670
Net income attributable to noncontrolling interest	—	—
Adjusted income allocable to participating securities	(2)	(2)
Adjusted income from continuing operations attributable to CVS Health	$1,618	$1,668

Weighted average diluted shares outstanding	1,020	1,020
Adjusted earnings per share	$1.59	$1.64